Exhibit 10.1

THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Vanguard Natural Resources, LLC
RESTRUCTURING SUPPORT AGREEMENT February 1, 2017 Reflecting Amendments implemented by Amendment dated May 23, 2017

This Restructuring Support Agreement (together with the exhibits attached hereto, and as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of February 1, 2017 and amended as of May 23, 2017, is entered into by and among: (i) Vanguard Natural Resources, LLC, a Delaware limited liability company (“VNR,” together with its direct and indirect subsidiaries, the “Debtors” or the “Company,” each a “Debtor”), (ii) certain holders of those certain 7.0% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”, and all claims and obligations arising under or in connection with the Second Lien Notes, the “Second Lien Note Claims”) issued under the Indenture dated February 10, 2016, by and among VNR, VNR Finance Corp. (“VNR Finance”), and U.S. Bank National Association, as trustee, that are signatories hereto (collectively, the “Consenting Second Lien Note Holders” and the amount of claims held by the Consenting Second Lien Note Holders at any time, the “Consenting Second Lien Note Holder Claims”); (iii) certain holders of those certain 7.875% Senior Notes due 2020 (the ”2020 Notes”, and all claims and obligations arising under or in connection with the 2020 Notes, the “2020 Note Claims”) issued under the Indenture dated April 4, 2012, by and among VNR, VNR Finance, and U.S. Bank National Association, as trustee, that are signatories hereto (collectively the “Consenting 2020 Note Holders” and the amount of claims held by the Consenting 2020 Note Holders at any time, the “Consenting 2020 Note Holder Claims”); (iv) certain holders of those certain 8 3/8% Senior Notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Senior Notes”, and all claims and obligations arising under or in connection with the 2019 Notes, the “2019 Note Claims” and together with the 2020 Note Claims, the “Senior Note Claims”) issued under the Indenture dated as of May 27, 2011, among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., and U.S. Bank National Association, as trustee, that are signatories hereto (the “Consenting 2019 Note Holders,” and together with the Consenting 2020 Note Holders, the “Consenting Senior Note Holders”, and the amount of claims held by the Consenting 2019 Note Holders at any time, the

“Consenting 2019 Note Holder Claims” and together with the Consenting 2020 Note Holder Claims, the “Consenting Senior Note Holder Claims”); and (v) certain lenders under the Third Amended and Restated Credit Agreement among Vanguard Natural Gas, LLC, as borrower, each guarantor thereunder, Citibank, N.A., as issuing bank and administrative agent (in such capacity the “RBL Agent”), and the lenders from time to time party thereto, dated as of September 30, 2011 (as amended, the “RBL Facility”, and all claims and obligations arising under or in connection with the RBL Facility, the “RBL Facility Claims”), that are signatories hereto (collectively, the “Consenting RBL Lenders”). “Restructuring Support Parties” shall mean the Consenting Second Lien Note Holders, the Consenting Senior Note Holders, and the Consenting RBL Lenders. This Agreement collectively refers to the Debtors, the Restructuring Support Parties, and each other person that becomes a party to this Agreement in accordance with its terms as the “Parties” and each individually as a “Party.”
RECITALS
WHEREAS, the Parties have engaged in good faith, arm’s-length negotiations regarding a restructuring transaction (the “Restructuring”) pursuant to the terms and conditions set forth in this Agreement, including a proposed joint chapter 11 plan of reorganization for the Debtors on terms consistent with the Plan Term Sheet attached hereto as Exhibit A (the “Plan Term Sheet”) and incorporated by reference pursuant to Section 2 hereof (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement, the “Plan”); and
WHEREAS, certain Consenting Second Lien Note Holders (the “2L Investors”) have committed to purchase $19.25 million of New Equity Interests (as defined in the Plan Term Sheet) pursuant to an Equity Commitment Agreement dated as of February 24, 2017 (the “Equity Commitment Agreement”) and amended as of May 24, 2017 on terms consistent with the Plan Term Sheet, the initial amount of the several commitment of each 2L Investor under the Equity Commitment Agreement (their “Equity Commitment”) is set forth therein; and
WHEREAS, certain Consenting Senior Note Holders (the “Backstop Parties”) have committed to (a) backstop the Senior Notes Rights Offering (as defined in the Plan Term Sheet), and (b) purchase for cash an aggregate of $31.25 million in principal amount of Term Facility A (as defined and as provided in the Plan Term Sheet), pursuant to a Backstop Commitment and Equity Investment Agreement dated as of February 24, 2017 and amended as of May 23, 2017 (as so amended, the “Backstop Commitment Agreement”) on terms consistent with the Plan Term Sheet, the initial amount of the several commitment of each Backstop Party under the Backstop Commitment Agreement (their “Backstop Commitment”) is set forth on a schedule thereto; and
WHEREAS, the Restructuring will be implemented pursuant to the Plan; in the voluntary cases commenced by the Debtors (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), and
WHEREAS, this Agreement is not intended to be and shall not be deemed to be a solicitation for acceptances of any chapter 11 plan;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:
AGREEMENT
1.    RSA Effective Date. This Agreement shall become effective (the “RSA Effective Date”), and the obligations contained herein shall become binding upon the Parties, upon the execution and delivery of counterpart signature pages to this Agreement by and among (a) VNR, (b) Consenting Second Lien Note Holders holding, in aggregate, at least two thirds in principal amount outstanding of all Second Lien Note Claims, and (c) Consenting Senior Note Holders holding, in aggregate, at least a majority in principal amount outstanding of all 2020 Note Claims; provided, that, this Agreement shall also be effective, and the obligations contained herein binding upon each of them, upon execution and delivery of counterpart signature pages to this Agreement by Consenting RBL Lenders holding, in aggregate, at least two-thirds in principal amount outstanding and more than one-half in number of all RBL Facility Claims.
2.    Exhibits and Schedules. Each of the exhibits and schedules attached hereto (collectively, the “Exhibits and Schedules”) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules (including any exhibits or schedules to such Exhibits and Schedules). Subject to the following sentence, in the event of any inconsistencies between the terms of this Agreement and the Plan, (a) prior to the Effective Date (as defined below), this Agreement shall govern, and (b) on and after the Effective Date, the Plan shall govern. In the event of any inconsistency between this Agreement (without reference to Exhibits and Schedules) and the Exhibits and Schedules this Agreement (without reference to Exhibits and Schedules) shall govern with respect to the consent rights in Paragraph 3 and the Amendment and Waiver provisions in Paragraphs 32 and 32A.
3.    Definitive Documentation. The definitive documents and agreements (the “Definitive Documentation”) governing the Restructuring shall include: (a) the Plan (and all schedules, exhibits and supplements thereto); (b) the order approving and confirming the Plan, including the settlements described therein (the “Confirmation Order”); (c) the disclosure statement (and all exhibits thereto) with respect to the Plan (the “Disclosure Statement”); (d) the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”); (e) the order approving the Disclosure Statement and the Solicitation Materials (the “DS Order”); (f) any interim (an “Interim DIP Order”) or final (the “Final DIP Order”) orders authorizing the use of cash collateral and/or the entry into debtor in possession financing and entered by the Bankruptcy Court after June [ ], 2017; (g) any credit agreement for debtor-in-possession financing (the “DIP Facility”) executed or amended after June [ ], 2017; (h) the Backstop Commitment Agreement; (i) the order approving the entry into the Backstop Commitment Agreement; (j) the Equity Commitment Agreement; (k)

any order approving the Equity Commitment Agreement; (l) the documents governing the Revolving Facility, Term Loan A and the Alternative Term Loan (each as defined in the Plan Term Sheet); (m) the Hedge Order (as defined in the Plan Term Sheet), ISDA and the other agreements and documents relating to hedging and (n) the documents identified on Exhibit C hereto that will be filed with the Disclosure Statement or otherwise comprise the Plan Supplement. The Definitive Documentation identified in the foregoing sentence (i)  shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, (ii) shall otherwise be in form and substance satisfactory to the Debtors and reasonably satisfactory to those parties holding more than 66.66% of the Backstop Commitment held by Senior Commitment Parties (under, and as defined, in the Backstop Commitment Agreement) (the “Required Consenting Senior Note Holders”) and, other than with respect to items 4, 5, 9, and 11 on Exhibit C hereto, Consenting RBL Lenders holding more than 66.66% of the Consenting RBL Facility Claims (the “Required Consenting RBL Lenders”), and (iii) shall, with respect to the Equity Commitment Agreement, the order approving the Equity Commitment Agreement, and the notes to be issued to the holders of Allowed Second Lien Notes Claims under the Plan, be otherwise in form and substance reasonably satisfactory to Consenting Second Lien Note Holders holding more than 66.66% of the Consenting Second Lien Note Holder Claims (the “Required Consenting Second Lien Note Holders”). The Debtors will use commercially reasonable efforts to provide draft copies of the Definitive Documentation that the Debtors intend to file with the Bankruptcy Court (other than “first day” motions) to counsel to the Restructuring Support Parties at least two (2) business days before the date on which Debtors intend to file such documents or as soon as reasonably practicable thereafter. The Debtors will provide drafts of items 4, 5, 9, and 11 on Exhibit C hereto to the Consenting RBL Lenders and will consider their reasonable comments in good faith.
4.    Milestones. VNR shall implement the Restructuring on the following timeline (in each case, a “Milestone”):

(a)	[Reserved]

(b)	[Reserved]

(c)	[Reserved]

(d)	no later than May 31, 2017, the Debtors shall file with the Bankruptcy Court the Hedge Motion;

(e)	no later than June 14, 2017, the Bankruptcy Court shall enter the Hedge Order;

(f)	no later than June 2, 2017, the Bankruptcy Court shall enter the DS Order;

(g)	no later than July 18, 2017, the Bankruptcy Court shall enter the Confirmation Order; and

(h)
no later than July 24, 2017, the Company shall have received all necessary regulatory and other required approvals and consents to consummate the Restructuring in accordance with the Agreement, the Plan and Confirmation Order and the effective date of the Plan (the “Effective Date”) shall occur.

Notwithstanding the above, a specific Milestone may be extended or waived with the express prior written consent of the Debtors, the Required Consenting Senior Note Holders, and the RBL Agent on behalf of the Required Consenting RBL Lenders; provided that the Milestone set forth in section (h) may not be extended beyond 185 days from the Petition Date without the additional consent of the Required Consenting Second Lien Note Holders.

5.    Commitment of Restructuring Support Parties.
(a)    From the RSA Effective Date and until the occurrence of a Termination Date (as defined below), each Restructuring Support Party shall (severally and not jointly), but without limiting the consent and approval rights provided by this Agreement:

(i)
support and take all commercially reasonable actions necessary or requested by the Debtors to facilitate consummation of the Restructuring in accordance with the terms and conditions of this Agreement and the Plan Term Sheet including without limitation, to (A) if applicable, following receipt of an approved Disclosure Statement, timely vote to accept the Plan, in accordance with the applicable procedures set forth such Disclosure Statement and Solicitation Materials, with respect to each and all of its claims (as defined in section 101(5) of the Bankruptcy Code) against, and interests in, the Company, now or hereafter owned by such Restructuring Support Party or for which it now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, (B) to the extent such election is available, not elect on its ballot to preserve claims, if any, that each Restructuring Support Party may own or control that may be affected by any releases contemplated by the Plan; and (C) to the extent such Restructuring Support Party holds RBL Facility Claims, elects “Option 1” as set forth in the Plan Term Sheet;

(ii)
not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its vote with respect to the Plan; provided, however, that the vote(s) of a Restructuring Support Party shall be immediately revoked, withdrawn, and deemed void ab initio upon the occurrence of the Termination Date with respect to such Restructuring Support Party;

(iii)
except as otherwise permitted hereunder, use commercially reasonable efforts not to (1) object to, delay, impede, or take any other action to interfere with, directly or indirectly, the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement, or (2) propose, file, support, or vote for, directly or indirectly, any restructuring, workout, or chapter 11 plan for the Debtors other than the Restructuring and the Plan;

(iv)
not commence any proceeding to oppose or alter any of the terms of the Plan (provided that the Plan is consistent in all material respects with the terms and conditions of this Agreement and has received the consents required by Section 3 hereof);

(v)
support (and not object to) the “first-day” motions and other motions consistent with this Agreement filed by the Debtors in furtherance of the Restructuring; provided, that the Debtors have complied with Section 12 hereof; provided, further, that to the extent that, prior to May 1, 2017, any Restructuring Support Party filed an objection to (or otherwise opposed) the entry of the Interim Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, and 507, Bankruptcy Rules 2002, 4001, and 9014, and Local Bankruptcy Rules 2002-1, 4001-1(b), 4002-1(i), and 9013-1 (I) Authorizing the Debtors to (A) Obtain Postpetition Senior Secured Superpriority Financing and (B) Use Cash Collateral, (II) Granting Adequate Protection to Prepetition Secured Parties, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief [Docket No. 63] entered by the Bankruptcy Court on February 2, 2017, such objection or opposition shall not constitute non-compliance with this Section 5(a)(v);

(vi)
not take, nor encourage any other person or entity to take, any action, including, without limitation, initiating or joining in any legal proceeding, which is materially inconsistent with this Agreement and could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable; and

(vii)
not instruct (or join in any direction requesting that) Delaware Trust Company (or its successor, as applicable), as trustee under the Second Lien Notes, UMB Bank, National Association (or its successor, as applicable) as trustee under the 2020 Notes, or Wilmington Trust, N.A. (or its successor, as applicable) as trustee under the 2019 Notes to take any action, or refrain from taking any action, that would be inconsistent with this Agreement or the Restructuring.

Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Plan by any Restructuring Support Party nor the acceptance of the Plan by any Restructuring Support Party shall (y) be construed to prohibit any Restructuring Support Party from contesting whether any matter, fact, or thing is a material breach of, or is materially inconsistent with, this Agreement or (z) be construed to prohibit any Restructuring Support Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Restructuring.

For the purpose of this Restructuring Support Agreement, to the extent that a signature page hereto indicates that a Restructuring Support Party has executed this Restructuring Support Agreement solely with respect to a division, business unit, or trading desk, or similar internal partition, the term Consenting RBL Lender, Consenting Senior Noteholder or Consenting Second Lien Note Holder, as applicable, shall mean the division, business unit, trading desk or similar internal partition defined in the signature block of such Restructuring Support Party.

Notwithstanding anything to the contrary in this Restructuring Support Agreement, claims of a Restructuring Support Party subject to this Agreement shall not include any other claims, equity interests, actions or activities held or performed in a fiduciary capacity. To the extent that a Restructuring Support Party has executed this Restructuring Support Agreement solely with respect to a division, business unit, trading desk or similar internal partition, then claims of a Restructuring Support Party subject to this Restructuring Support Agreement shall not include any other claims, equity interests, actions or activities held, acquired or performed by any such other division, business unit, trading desk or similar internal partition of such Restructuring Support Party (other than the division, business unit or trading desk expressly identified on the signature pages hereto), unless and until such other division, business unit, trading desk or similar internal partition is or becomes a party to this Restructuring Support Agreement.

6.    Commitment of the Debtors. From the RSA Effective Date and until the occurrence of a Termination Date:

(a)
subject to paragraph (c) below, the Debtors (i) agree to (A) support and complete the Restructuring and all transactions set forth in the Plan and this Agreement (in accordance with the terms of this Agreement), (B) complete the Restructuring and all transactions set forth or described in the Plan in accordance with the Milestones set forth in Section 4 of this Agreement, (C) take all reasonably necessary actions in furtherance of the Restructuring, this Agreement, and the Plan, including prompt execution and delivery of Definitive Documentation and promptly seeking Bankruptcy Court approval of the Definitive Documentation, (D) pay the fees and expenses required by Section 17, (E) make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring, (F) oppose any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (x) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code), (y) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (z) dismissing the Chapter 11 Cases, (G) oppose any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable, and (H) use all commercially reasonable efforts necessary to implement a hedging program that is reasonably acceptable to the Required Consenting Senior Note Holders and the Required Consenting RBL Lenders, including filing the Hedge Motion and promptly seeking entry of the Hedge Order; and (ii) shall not undertake any actions materially inconsistent with the adoption and implementation of the Plan and confirmation thereof.

(b)
the Debtors shall, subject to the paragraph (c) below, not, directly or indirectly: (i) seek, solicit, or support any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of the Debtors, other than the Plan and Restructuring (an “Alternative Transaction”), and (ii) cause or allow any of their affiliates or any of their respective directors, officers, employees, agents, advisors or other representatives (collectively its “Representatives”) to solicit any agreements (or continue any existing solicitation) relating to an Alternative Transaction; provided that the sale of the assets related to Glasscock County Texas shall not constitute an Alternative Transaction.

(c)
for the avoidance of doubt and without limiting the foregoing, in order to fulfill the Debtors’ fiduciary obligations, the Debtors and their respective agents and representatives may receive (but not solicit) proposals or offers for Alternative Transactions from third parties without breaching or terminating this Agreement and, subject to the terms of this Agreement, may discuss and provide due diligence to third parties in connection with such bona fide, written, unsolicited proposals or offers that did not result from a breach of this Agreement; provided, that the Debtors’ shall (a) provide a copy of any written offer or proposal (and notice of any oral offer or proposal) for an Alternative Transaction within one (1) business day of the Debtors’ or their advisors’ receipt of such offer or proposal received to the respective legal counsel and the financial advisors to the Restructuring Support Parties;

(b) provide such information to the respective advisors to the Restructuring Support Parties regarding such discussions (including the identity of the proposing person(s) and copies of any materials provided to such parties hereunder) as necessary to keep the Restructuring Support Parties contemporaneously informed as to the status and substance of such discussions; and (c) to the extent the Debtors or their Representatives furnish any non-public information to the person proposing such Alternative Transaction, they shall simultaneously furnish such information to the respective legal counsel and financial advisors to the Restructuring Support Parties.

7.    Consenting Senior Note Holder Termination Events. The Required Consenting Senior Note Holders shall have the right, but not the obligation, upon five (5) days’ written notice to the Company, counsel to the RBL Agent, and counsel to the Consenting Second Lien Note Holders, to terminate the obligations of their Consenting Senior Note Holders under this Agreement upon the occurrence of any of the following events (each, a “Consenting Senior Note Holder Termination Event”), unless waived, in writing, by the Required Consenting Senior Note Holders on a prospective or retroactive basis:

(a)
the failure to meet any Milestone in Section 4 unless (i) such failure is the result of any act, omission, or delay on the part of Consenting Senior Note Holders in violation of its obligations under this Agreement or (ii) such Milestone is extended in accordance with Section 4;

(b)
the occurrence of a material breach of this Agreement by the Company that has not been cured (if susceptible to cure) within five (5) business days after the receipt by the Company of written notice of such breach;

(c)	entry of an order by the Bankruptcy Court converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

(d)
entry of an order by the Bankruptcy Court appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in the Chapter 11 Case;

(e)	entry of an order by the Bankruptcy Court terminating any Debtor’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

(f)
any Debtor amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation, unless such amendment or modification is consistent with this Agreement, including Section 3;

(g)
entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is consistent in all material respects with this Agreement, including Section 3;

(h)
either (i) the Debtors determine to pursue any Alternative Transaction, including any plan of reorganization (other than the Plan) or (ii) any Debtor files, propounds, or otherwise publicly supports or announces that any Debtor will support any Alternative Transaction, including any plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets, without the prior written consent of the Required Consenting Senior Note Holders;

(i)
the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring; provided, however, that the Debtors shall have five (5) business days after issuance of such ruling or order to obtain relief that would allow consummation of the Restructuring in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement and (ii) is reasonably acceptable to the Required Consenting Senior Note Holders;

(j)
a breach by any Debtor of any representation, warranty, or covenant of such Debtor set forth in this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of ten (10) business days after the receipt by the Company of written notice of such breach;

(k)	the filing by the Debtors of any Definitive Documentation that does not comply with Section 3 of this Agreement;

(l)	the declaration of an event of default under the Interim DIP Order, the Final DIP Order, or a DIP Facility;

(m)	the termination of the Backstop Commitment Agreement in accordance with its terms;

(n)
the Required Consenting Second Lien Note Holders terminate this Agreement as set forth in Section 8 of this Agreement or the Required Consenting RBL Lenders terminate this Agreement as set forth in Section 8A of this Agreement; or

(o)	the occurrence of the maturity date of a DIP Facility.
8.    Consenting Second Lien Note Holder Termination Events. The Required Consenting Second Lien Note Holders shall have the right, but not the obligation, upon five (5) days’ written notice to the Company, counsel to the Consenting Senior Note Holders, and counsel to the RBL Agent to terminate the obligations of the Consenting Second Lien Note Holders under this Agreement upon the occurrence of any of the following events (each, a “Consenting Second Lien Note Holder Termination Event”), unless waived, in writing, by the Required Consenting Second Lien Note Holders on a prospective or retroactive basis:

(a)
the failure to meet any Milestone in Section 4 unless (i) such failure is the result of any act, omission, or delay on the part of Consenting Second Lien Note Holders in violation of its obligations under this Agreement or (ii) such Milestone is extended in accordance with Section 4;

(b)	the filing by the Debtors of any Definitive Documentation that is inconsistent with the treatment provided to Second Lien Note Claims or the 2L Investment in the Plan Term Sheet;

(c)	the filing by the Debtors of any Definitive Documentation that does not have the consent required by Section 3 (iii), to the extent such consent is required by such subsection;

(d)
entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is consistent in all material respects with the treatment provided to Second Lien Note Claims or the 2L Investment in the Plan Term Sheet;

(e)	the termination of the Equity Commitment Agreement in accordance with its terms; or

(f)	the Required Consenting Senior Note Holders terminate this Agreement as set forth in Section 7 of this Agreement.
8A.    Consenting RBL Lender Termination Events. The Required Consenting RBL Lenders shall have the right, but not the obligation, upon five (5) days’ written notice to the Company, counsel to the Consenting Senior Note Holders, and counsel to the Consenting Second Lien Note Holders, to terminate the obligations of the Consenting RBL Lenders under this Agreement upon the occurrence of any of the following events (each, a “Consenting RBL Lender Termination Event”), unless waived, in writing, by the Required Consenting RBL Lenders on a prospective or retroactive basis:

(a)
the failure to meet any Milestone in Section 4 unless (i) such failure is the result of any act, omission, or delay on the part of Consenting RBL Lenders in violation of its obligations under this Agreement or (ii) such Milestone is extended in accordance with Section 4;

(b)
the occurrence of a material breach of this Agreement by the Company that has not been cured (if susceptible to cure) or waived (in accordance with the terms of this Agreement) within five (5) business days after the receipt by the Company of written notice of such breach;

(c)	entry of an order by the Bankruptcy Court converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

(d)
entry of an order by the Bankruptcy Court appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in the Chapter 11 Case;

(e)	entry of an order by the Bankruptcy Court terminating any Debtor’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

(f)
any Debtor amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation, unless such amendment or modification is consistent with this Agreement, including Section 3;

(g)
entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is consistent in all material respects with this Agreement, including Section 3;

(h)
either (i) the Debtors determine to pursue any Alternative Transaction, including any plan of reorganization (other than the Plan) or (ii) any Debtor files, propounds, or otherwise publicly supports or announces that any Debtor will support any Alternative Transaction, including any plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets, without the prior written consent of the Required Consenting RBL Lenders;

(i)
the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring; provided, however, that the Debtors shall have five (5) business days after issuance of such ruling or order to obtain relief that would allow consummation of the Restructuring in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement and (ii) is reasonably acceptable to the Required Consenting RBL Lenders;

(j)
a breach by any Debtor of any representation, warranty, or covenant of such Debtor set forth in this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of ten (10) business days after the receipt by the Company of written notice of such breach;

(k)	the filing by the Debtors of any Definitive Documentation that does not comply with Section 3 of this Agreement;

(l)	the declaration of an event of default under the Interim DIP Order, the Final DIP Order, or a DIP Facility;

(m)	the termination of the Backstop Commitment Agreement in accordance with its terms;

(n)
the Required Consenting Second Lien Note Holders terminate this Agreement as set forth in Section 8 of this Agreement or the Required Consenting Senior Note Holders terminate this Agreement as set forth in Section 7 of this Agreement; or

(o)	the occurrence of the maturity date of a DIP Facility.
9.    VNR Termination Events. VNR may, in its sole discretion, terminate this Agreement as to all Parties upon five (5) days’ written notice to the Restructuring Support Parties following the occurrence of any of the following events (each a “Company Termination Event” and, together with the Consenting Senior Note Holder Termination Events, the Consenting Second Lien Note Holder Termination Events, and the Consenting RBL Lender Termination Events, the “Termination Events”):

(a)
a breach by a Restructuring Support Party of any of the representations, warranties, or covenants of such Restructuring Support Party set forth in this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of ten (10) business days after the receipt by such Restructuring Support Party of written notice of such breach; provided that in the event such breach is a breach solely of

Consenting Second Lien Note Holders such breach may be cured by the Consenting Senior Note Holders;

(b)
a breach by any Restructuring Support Party of any of its obligations under this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of ten (10) business days after the receipt by all Restructuring Support Parties of written notice of such breach provided that in the event such breach is a breach solely of Consenting Second Lien Note Holders such breach may be cured by the Consenting Senior Note Holders;

(c)
VNR determines that continued pursuit or support of the Restructuring (including, without limitation, the Plan or the solicitation of the Plan) would be inconsistent with the exercise of its fiduciary duties;

(d)	the Required Consenting Senior Note Holders terminate this Agreement as set forth in Section 7 of this Agreement; or

(e)
the issuance by any governmental authority, including the Bankruptcy Court or any other regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling, or order preventing the consummation of a material portion of the Restructuring.

10.    Mutual Termination; Automatic Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement by and among VNR, on behalf of itself and each other Debtor, the Required Consenting Senior Note Holders and the Required Consenting RBL Lenders. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of all Parties hereunder shall terminate automatically on the Effective Date.
11.    Effect of Termination.
(a)    The earliest date on which a Party’s termination of this Agreement is effective in accordance with Section 7, Section 8, Section 8A, Section 9, or Section 10 of this Agreement shall be referred to as a “Termination Date.” Upon the occurrence of a Termination Date (w) under Section 7, the obligations of the Consenting Senior Note Holders shall be terminated immediately and such holders shall be released from their respective commitments, undertakings, and agreements hereunder and all other Parties hereto are released from their commitments, undertakings, and agreements to the Consenting Senior Note Holders, (x) under Section 8, the obligations of the Consenting Second Lien Note Holders shall be terminated immediately and such holders shall be released from their respective commitments, undertakings, and agreements hereunder and all other

Parties hereto are released from their commitments, undertakings, and agreements to the Consenting Second Lien Note Holders, and (y) under Section 8A, the obligations of the Consenting RBL Lenders shall be terminated immediately and such holders shall be released from their respective commitments, undertakings, and agreements hereunder and all other Parties hereto are released from their commitments, undertakings, and agreements to the Consenting RBL Lenders, and (z) under Section 9 or Section 10, all Parties’ obligations under this Agreement shall be terminated effective immediately, and all Parties hereto shall be released from their respective commitments, undertakings, and agreements hereunder; provided, however, that in each case, each of the following shall survive such termination and all rights and remedies with respect to such claims shall not be prejudiced in any way: (i) any claim for breach of this Agreement that occurs prior to such Termination Date and (ii) this Section 11 and Sections 15, 17, 18, 20, 21, 22, 23, 24, 25, 26, 28, 29, 33, 34, 35 and 36. Termination shall not relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the Termination Date.
12.    Cooperation and Support. VNR shall provide draft copies of all “first day” motions and “second day” motions that any Debtor intends to file with the Bankruptcy Court to counsel for the Restructuring Support Parties at least three (3) business days (or as soon thereafter as is reasonably practicable under the circumstances) prior to the date when such Debtor intends to file such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court. The Debtors will use reasonable efforts to provide draft copies of all other material pleadings any Debtor intends to file with the Bankruptcy Court to counsel to the Restructuring Support Parties at least two (2) business days prior to filing such pleading and shall consult in good faith with such counsel regarding the form and substance of any such proposed pleading. For the avoidance of doubt, the Parties agree to negotiate in good faith the Definitive Documentation that is subject to negotiation and completion, consistent with the last sentence of Section 3 hereof and the Plan Term Sheet.
13.    Transfers of Claims and Interests.
(a)    Each Restructuring Support Party shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, in whole or in part, or (ii) deposit any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Restructuring Support Party making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to (a) another Restructuring Support Party and notice of such Transfer is provided to counsel to VNR and counsel to the Consenting Second Lien Note Holders, Consenting Senior Note Holders, or Consenting RBL Lenders, as applicable or (b) any other entity that agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to VNR, a Transferee

Joinder substantially in the form attached hereto as Exhibit B (the “Transferee Joinder”). With respect to claims against, or interests in, a Debtor held by the relevant transferee upon consummation of a Transfer in accordance herewith, such transferee shall be deemed to make all of the representations, warranties, and covenants of a Restructuring Support Party, as applicable, set forth in this Agreement, and shall be deemed to be a Party and a Restructuring Support Party for all purposes under the Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights under this Agreement solely to the extent of such transferred rights and obligations but shall otherwise remain party to this Agreement as a Restructuring Support Party with respect to any Claims not so transferred. Any Transfer made in violation of this Section 12 shall be deemed null and void and of no force or effect.
(b)    Notwithstanding Section 13(a): (A) a Restructuring Support Party may settle or deliver any Claims to settle pursuant to an agreement to Transfer such Claim entered into by such Party prior to the date of this Agreement pending as of the date of such Party's entry into this Agreement without the requirement that the transferee be or become a Party or execute a Transferee Joinder (subject to compliance with applicable securities laws and it being understood that any Claims acquired and held (i.e. not as part of a short transaction) shall be subject to the terms of this Agreement; and (B) (i) a Restructuring Support Party may transfer (by purchase, sale, assignment, participation or otherwise) its right, title, and/or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Restructuring Support Party, provided that such transfer shall only be valid if such Qualified Marketmaker transfers (by purchase, sale, assignment, participation or otherwise) such right, title and/or interest within ten (10) days of its receipt thereof to a transferee that is, or concurrent with such transfer becomes, a Restructuring Support Party, and (ii) to the extent that a party to this Agreement is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment, participation or otherwise) any right, title, or interest in respect of any claims against, or interests in, any Debtor, as applicable, that the Qualified Marketmaker acquires from a holder of such interests who is not a Restructuring Support Party without the requirement that the transferee be or become a Restructuring Support Party.  For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Debtors (including debt securities or other debt) or enter with customers into long and short positions in claims against the Debtors (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Debtors, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
(c)    Transfers of Backstop Commitments shall be subject solely to the terms contained in the Backstop Commitment Agreement and may be transferred independently of Senior Note Claims or Second Lien Note Claims.

(d)    Transfers of Equity Commitments shall be subject solely to the terms contained in the Equity Commitment Agreement and may be transferred independently of Senior Note Claims or Second Lien Note Claims.
14.    Releases and Exculpation. To the fullest extent permitted by applicable law, the Plan shall provide for comprehensive mutual release and exculpation provisions from and for the benefit of each of the following (in their respective capacities as such): the Debtors, the Consenting Second Lien Note Holders, the Consenting Senior Note Holders, the Consenting RBL Lenders, the RBL Agent, the Backstop Parties, the 2L Investors, Delaware Trust Company, as trustee for the Second Lien Notes, UMB Bank, National Association as trustee for the 2020 Notes, and Wilmington Trust, National Association, as trustee for the 2019 Notes, and all individuals or entities serving, or who have served as a manager, director, managing member, officer, partner, shareholder (other than with respect to an equity holder of a Debtor), or employee of any of the foregoing, and the attorneys and other advisors to each of the foregoing.
15.    Acknowledgment. No securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of VNR. This Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan. The acceptance of the Plan by each of the Restructuring Support Parties will not be solicited until such Parties have received the Disclosure Statement and related ballots in accordance with applicable law (including as provided under sections 1125(g) and 1126(b) of the Bankruptcy Code) and will be subject to sections 1125, 1126, and 1127 of the Bankruptcy Code.
16.    Representations and Warranties.

(a)
Each Restructuring Support Party hereby represents and warrants (on a several and not joint basis) for itself and not any other person or entity that the following statements are true, correct, and complete as of the date hereof:

(i)
it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part and no other proceedings on its part are necessary to authorize and approve this Agreement or any of the transactions contemplated herein;

(iii)
this Agreement has been duly executed and delivered by the Restructuring Support Party and constitutes the legal, valid, and binding agreement of the Restructuring Support Party, enforceable against the Restructuring Support Party in accordance with its terms;

(iv)
the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(v)
subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;

(vi)
it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any other statements made by any Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereby;

(vii)
either is (A) the sole beneficial owner of the principal amount of such Second Lien Note Claims, 2020 Note Claims, 2019 Note Claims, and RBL Facility Claims indicated on the respective signature page hereto, or (B) has sole investment or voting discretion with respect to the principal amount of such Second Lien Note Claims, 2020 Note Claims, 2019 Note Claims, and RBL Facility Claims, as applicable, and as indicated on the respective signature page hereto and has the power and authority to bind the beneficial owner of such Second Lien Note Claims, 2020 Note Claims, 2019 Note Claims, and RBL Facility Claims to the terms of this Agreement.

(b)	Each of the Debtors hereby represents and warrants on a several and joint basis that the following statements are true, correct, and complete as of the date hereof:

(i)
it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

(iii)
the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party (other than, for the avoidance of doubt, a default that would be triggered as a result of the Chapter 11 Cases or any Debtor’s undertaking to implement the Restructuring through the Chapter 11 Cases);

(iv)	this Agreement has been duly executed and delivered by VNR and constitutes the legal, valid, and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms;

(v)
the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by applicable federal or state securities or “blue sky” laws, (B) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(vi)
it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any other statements made by any Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereby;

(vii)
The Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since December 31, 2015 under the relevant securities laws.  As of their respective dates, and, if amended, as of the date of the last such amendment, each of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company, including any financial statements or schedules included therein, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary in order to make the statements in such document, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of all applicable federal securities laws and the applicable rules and regulations of the SEC; and

(viii)
subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability.

17.    Fees. VNR shall (a) pay or reimburse when due all reasonable and documented fees and expenses (including travel costs and expenses) of the following (regardless of whether such fees and expenses were incurred before or after the Petition Date), Milbank, Tweed, Hadley & McCloy LLP as primary counsel, Porter Hedges LLP, as local counsel, W.D. Von Gonten & Co. (or comparable consulting firm) as consultants, PJT Partners LP as financial advisor, in each case to the Consenting Senior Note Holders and Backstop Parties and any such other advisors or consultants as may be reasonably determined by the Consenting Senior Note Holders and Backstop Parties, in consultation with VNR, and (b) subject to Bankruptcy Court approval, pay or reimburse when due (and absent such approval shall pay or reimburse on the effective date of the Plan), all reasonable and documented fees and expenses (including travel costs and expenses) of the following (regardless of whether such fees and expenses were incurred before or after the Petition Date), Morrison & Foerster LLP as primary counsel, Jackson Walker LLP as local counsel, and Centerview Partners LLC as financial advisor, in each case to the Consenting Second Lien Note Holders and 2L Investors. The fees and expenses of the RBL Agent and holders of RBL Facility Claims shall be paid as provided for in the Plan Term Sheet.
18.    Creditors’ Committee. All Parties agree that they shall not oppose, and nothing in this Agreement shall prohibit, the participation of any of the Consenting Senior Note Holders, the indenture trustee for the 2019 Notes, or indenture trustee the 2020 Notes on any official committee of unsecured creditors formed in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Consenting Senior Note Holder (or indenture trustee) is appointed to and serves on an official committee of creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Senior Note Holder’s (or indenture trustee’s) exercise of its fiduciary duties to any person arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, that, nothing in this Agreement shall be construed as requiring any Consenting Senior Note Holder to serve on any official committee in any of the Chapter 11 Cases.
19.    [Reserved]
20.    No Waiver or Admissions. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, or interests, and the Parties expressly reserve any and all of their respective rights, remedies, and interests. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary relationship in respect of any other Party or any person or entity, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein. This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding involving enforcement of the terms of this Agreement.

21.    Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Parties under this Agreement (other than the Debtors) shall be several, not joint. In the event damages result from the breach of this Agreement by more than one Restructuring Support Party, each such breaching Restructuring Support Party shall be liable, on a several basis, for its pro rata share of such damages, determined by multiplying such damages by the amount of Senior Note Claims, Second Lien Note Claims, and RBL Facility Claims held by such party divided by the aggregate amount of Senior Note Claims, Second Lien Note Claims, and RBL Facility Claims held by all such breaching parties. No prior history, pattern, or practice of sharing confidences among or between Parties shall in any way affect or negate this understanding and Agreement. The Parties hereto acknowledge that this Agreement and the other Definitive Documentation do not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Debtors and the Restructuring Support Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. No action taken by any Restructuring Support Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Restructuring Support Parties are in any way acting in concert or as such a “group.”
22.    Specific Performance; Remedies Cumulative. Each Party acknowledges and agrees that the exact nature and extent of damages resulting from a breach of this Agreement are uncertain at the time of entering into this Agreement and that any such breach of this Agreement would result in damages that would be difficult to determine with certainty. It is understood and agreed by the Parties that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and that each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Such remedy shall not be deemed to be the exclusive remedy for the breach of this Agreement by any Party or its representatives. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy by any Party hereto shall not preclude the simultaneous or later exercise of any other such right, power, or remedy hereunder.
23.    Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under, arising out of, or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in either the United

States District Court for the Southern District of Texas or, if jurisdiction is not available in such court, any Texas State court sitting in Houston, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising under, arising out of, or in connection with this Agreement. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, or proceeding or other contested matter arising under, arising out of, or in connection with this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.
24.    Waiver of Right to Trial by Jury. Each of the Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between any of them arising out of, arising under, in connection with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.
25.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors, assigns, heirs, transferees, executors, administrators, and representatives, in each case solely as such parties are permitted under this Agreement; provided, however, that nothing contained in this Section 25 shall be deemed to permit any transfer, tender, vote, or consent of any claims other than in accordance with the terms of this Agreement.
26.    No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties hereto (or any other party that may become a Party to this Agreement pursuant to Section 13 of this Agreement), and no other person or entity shall be a third-party beneficiary of this Agreement.
27.    Consideration. The Parties acknowledge that, other than the agreements, covenants, representations, and warranties set forth herein and to be included in the Definitive Documentation, no consideration shall be due or paid to the Restructuring Support Parties in exchange for their obligations in this Agreement.
28.    Notices. All notices (including, without limitation, any notice of termination) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To VNR:

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Attn:     Scott W. Smith, President and Chief Executive Officer
Richard Robert, Chief Financial Officer
Fax: (832) 327-2260
Email: swsmith@vnrllc.com
rrobert@vnrllc.com

With a copy (which shall not constitute notice) to:

Paul Hastings LLP
71 S. Wacker Drive
45th Floor
Chicago, IL 60606
Tel.: (312) 499-6000
Fax.: (312) 499-6100
Attn:     Chris Dickerson
Douglas Getten
Todd Schwartz
Email:     chrisdickerson@paulhastings.com
douggetten@paulhastings.com
toddschwartz@paulhastings.com

(b)	To the address set forth on each Consenting Second Lien Note Holder’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Tel: (212) 468-8000
Fax: (212) 468-7900
Attn:     John Pintarelli
Jon Levine
Daniel Harris
Email:    jpintarelli@mofo.com
jonlevine@mofo.com

dharris@mofo.com

(c)	To the address set forth on each Consenting Senior Note Holders signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:
Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street
New York, New York 10005
Tel: (212) 530-5100
Fax: (212) 530-5219
Attn:     Dennis Dunne
Samuel Khalil
Brian Kinney
Email: ddunne@milbank.com
skhalil@milbank.com
bkinney@milbank.com

(d)	To the address set forth on each Consenting RBL Lender’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007
Attn:    Stephen Karotkin
Joseph Smolinsky
Blaire Cahn
Email: stephen.karotkin@weil.com
joseph.smolinsky@weil.com
blaire.cahn@weil.com

29.    Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

30.    Time Periods. If any time period or other deadline provided in this Agreement expires on a day that is not a business day, then such time period or other deadline, as applicable, shall be deemed extended to the next succeeding business day.
31.    Severability of Provisions. If any provision of this Agreement for any reason is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.
32.    Amendment or Waiver.
(a)    This Agreement may not be modified, amended, or supplemented without the prior written consent of VNR and the Required Consenting Senior Note Holders. Notwithstanding the foregoing, this Section 32 may not be modified, altered, or amended except in writing signed by each of the Parties.
(b)    Each of the Parties agrees to negotiate in good faith all amendments and modifications to this Agreement as reasonably necessary and appropriate to consummate the Restructuring.
(c)    No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.
32A.     Additional Consent Provisions.
(a)This Agreement may not be modified, amended, or supplemented without the prior written consent of the Required Consenting RBL Lenders.
(b)Notwithstanding the foregoing, the consent of each affected RBL Lender shall be required in connection with (i) any increase of its commitment; (ii) the postponement of any scheduled date for payment of principal, interest, fees, or other amounts payable to such Consenting RBL Lender; (iii) any reduction in the principal amount of any loan, interest rate, fee, or other amount payable to such Consenting RBL Lender; (iv) altering the pro rata sharing of payments; or (v) any other modification that reduces the amount of cash or principal amount of notes that such Consenting RBL Lender receives under the Plan (it being agreed that the addition of additional Consenting RBL Lenders or the election by other RBL Lenders of Option 1 or Option 2, each in accordance with the terms of this Agreement, shall not constitute such an alteration).
1.Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original and all of which shall constitute one and the same Agreement. The signatures of all of the Parties need not appear on the same counterpart.

Delivery of an executed signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed signature page of this Agreement.
2.Public Disclosure. VNR may, in its sole discretion, disclose this Agreement (including the signature pages hereto) in a press release and/or public filing, including the Chapter 11 Cases; but shall not disclose the holdings set forth on any signature page hereto or the commitment schedules annexed hereto.
3.Headings. The section headings of this Agreement are for convenience only and shall not affect the interpretation hereof. References to sections, unless otherwise indicated, are references to sections of this Agreement.
4.Interpretation. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

[Signatures and exhibits follow]

RBL JOINDER

The undersigned (“Joining Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement (the “Agreement”), dated as of February 1, 2017 as amended as of May 23, 2017, entered into by and among Vanguard Natural Resources, LLC (“VNR”), certain other direct and indirect subsidiaries of VNR (collectively, the “Company”) and certain holders of claims against the Company signatory thereto and, with respect to the claims set forth below, agrees to be bound to the terms and conditions thereof as a “Consenting RBL Lender” and shall be deemed a “Restructuring Support Party” under the terms of the Agreement.

Date Executed: June 6, 2017

[Name]

By: _________________________________
Name:
Title:

Principal Amount of Debt:

$___________________of loans under the RBL Facility

$___________________of Second Lien Note Claims

$___________________of Senior Note Claims

Acknowledgements:

By: _________________________________
Name:
Title:

[Signature Page to Restructuring Support Agreement]

Vanguard Natural Resources, LLC on behalf of itself and each other Debtor

By: __/s/ Richard A. Robert______________
Name: Richard A. Robert
Title: Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ABN AMRO Capital USA LLC

By: /s/ Urvashi Zutshi
Name: Urvashi Zutshi
Title: Managing Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ZB, N.A. dba Amegy Bank

By: /s/ G. Scott Collins
Name: G. Scott Collins
Title: Senior Vice President

By: /s/ Alexander Ouyang
Name: Alexander Ouyang
Title: Assistant Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Associated Bank, N.A.

By: /s/ Alison K. Tregilgas
Name: Alison K. Tregilgas
Title: Senior Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BANC OF AMERICA CREDIT PRODUCTS, INC.

By: /s/ Margaret Sang
Name: Margaret Sang
Title: Authorized Signatory

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Bank of America, N.A.

By: /s/ Jacob Carson
Name: Jacob Carson
Title: Assistant Vice President

Signature of Bank of America, N.A. provided solely with respect to the loan or loans managed by the Special Asset Division and encompasses only those loan or loans so held by Bank of America, N.A. as Consenting RBL Lender.

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BARCLAYS BANK PLC ("Barclays"), solely in respect of its Portfolio Management Group ("PMG") and not any unit group, division or affiliate of Barclays and solely in respect of PMG's RBL Facility Claims

By: /s/ May Huang
Name: May Huang
Title: Assistant Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, Section 13 shall not apply to Barclays (other than with respect to RBL Facility Claims held by PMG) and nothing in this Agreement shall bind either PMG or Barclays, to take or not take any action, or otherwise in any respect, with respect to Barclays' Senior Note Claims or Second Lien Note Claims (if any).

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Black Diamond Credit Strategies Master Fund, Ltd. as a Lender
BY: BDCM Fund Adviser, L.L.C.,
Its Investment Manager

By: /s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BANK OF MONTREAL

By: /s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Stephen Hartman
Name: Stephen Hartman
Title: Assistant Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Citibank N.A.,

By: /s/ Michael Smolow
Name: Michael Smolow
Title: Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Citizens Bank N.A.,

By: /s/ Michael Flynn
Name: Michael Flynn
Title: Senior Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

[Comerica Bank]

By: /s/ Chad Stephenson
Name: Chad Stephenson
Title: Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Commonwealth Bank of Australia

By: /s/ Sanjay Remond
Name: Sanjay Remond
Title: Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Credit Agricole Corporate and Investment Bank

By: /s/ Ronald E. Spitzer
Name: Ronald E. Spitzer
Title: Managing Director

By: /s/ Kathleen Sweeney
Name: Kathleen Sweeney
Title: Managing Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

By: /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

The Huntington National Bank

By: /s/ Christopher Renyi
Name: Christopher Renyi
Title: Senior Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ING Capital LLC

By: /s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director

By: /s/ Scott Lamoreaux
Name: Scott Lamoreaux
Title: Managing Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

JPMORGAN CHASE BANK, N.A., ("JPMC"), solely in respect of its Commercial Banking Corporate Client Banking & Specialized Industries unit ('"CCBSI") and not any other unit, group, division or affiliate of JPMC and solely in respect of CCBSI's RBL Facility Claims holdings. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, the Agreement shall not apply to JPMC other than with respect to RBL Facility Claims arising from the RBL Facility holdings held by CCBSI.

By: /s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Natixis, New York Branch

By: /s/ Kenyatta B. Gibbs
Name: Kenyatta B. Gibbs
Title: Director

By: /s/ Carlos Quinteros
Name: Carlos Quinteros
Title: Managing Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

PNC Bank, N.A.

By: /s/ John Ataman
Name: John Ataman
Title: SVP

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ROYAL BANK OF CANADA

By: /s/ H. Christopher DeCotiis
Name: H. Christopher DeCotiis
Title: Attorney-in-Fact

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

THE BANK OF NOVA SCOTIA

By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Sumitomo Mitsui Banking Corporation

By: /s/ Toshitake Funaki
Name: Toshitake Funaki
Title: Managing Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Sun Trust Bank

By: /s/ Janet R. Naifeh
Name: Janet R. Naifeh
Title: Senior Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Wells Fargo Bank, N.A.

By: /s/ Max Gilbert
Name: Max Gilbert
Title: Assistant Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Whitney Bank

By: /s/ Liana Tchernysheva
Name: Liana Tchernysheva
Title: Senior Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Fifth Third Bank, an Ohio banking corporation

By: /s/ David R. Garcia
Name: David R. Garcia
Title: Vice President

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

UBS AG, Stamford Branch

By: /s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

By: /s/ Darlene Arias
Name: Darlene Arias
Title: Director

Holdings: $[REDACTED] of outstanding principal amount of loans under the RBL Facility

Holdings: $0 of Senior Note Claims

Holdings: $0 of Second Lien Note Claim

Exhibit A
to the Restructuring Support Agreement
PLAN TERM SHEET
(See attached)

Exhibit B
to the Restructuring Support Agreement
FORM OF TRANSFEREE JOINDER
The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement (the “Agreement”), dated as of June 6, 2017, entered into by and among Vanguard Natural Resources, LLC (“VNR”), certain other direct and indirect subsidiaries of VNR (collectively, the “Company”), [Transferor’s Name] (“Transferor”) and other holders of claims against the Company signatory thereto and, with respect to the claims acquired from the Transferor, agrees to be bound to the terms and conditions thereof to the extent Transferor was thereby bound, without modification, and shall be deemed a “Restructuring Support Party” under the terms of the Agreement.
Date Executed: ___________, 2017
[Transferee’s Name]
By:
Name:
Title:

Principal Amount of Debt acquired:

$ _________________ of outstanding principal amount of loans under the RBL Facility

$__________________ of Second Lien Note Claims

$__________________ of Senior Note Claims

Acknowledgements:
By:
Name:
Title:

Exhibit C

to the Restructuring Support Agreement
PLAN SUPPLEMENT DOCUMENTS

1.	The Exit Facility documents, including intercreditor agreement, collateral documents, ISDA schedules, and other related documents

2.	The Alternative Term Loan

3.	New formation documents and bylaws for each Debtor

4.	An equityholder’s agreement (if applicable)

5.	A registration rights agreement

6.	A description of any corporate restructuring transactions to be taken in connection with emergence

7.	A schedule of assumed contracts and leases

8.	A schedule of rejected contracts and leases

9.	New executive employment agreements

10.	A list of retained causes of action

11.	The identity of the members of the boards of directors for the reorganized Debtors and the information required by 11 U.S.C. § 1129(a)(5) with respect to the reorganized Debtors
Rights Offering Procedures for the Senior Notes Rights Offering and GUC Rights Offering, respectively

Exhibit D
to the Restructuring Support Agreement
FORM OF RBL JOINDER
The undersigned (“Joining Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement (the “Agreement”), dated as of February 1, 2017 as amended as of June 6, 2017, entered into by and among Vanguard Natural Resources, LLC (“VNR”), certain other direct and indirect subsidiaries of VNR (collectively, the “Company”) and certain holders of claims against the Company signatory thereto and, with respect to the claims set forth below, agrees to be bound to the terms and conditions thereof as a “Consenting RBL Lender” and shall be deemed a “Restructuring Support Party” under the terms of the Agreement.
Date Executed: ___________, 2017
[Name]
By:
Name:
Title:

Principal Amount of Debt:

$ _________________ of loans under the RBL Facility

$__________________ of Second Lien Note Claims

$__________________ of Senior Note Claims

Acknowledgements:
By:
Name:
Title:

EXHIBIT A TO RSA
VANGUARD NATURAL RESOURCES, LLC
PLAN TERM SHEET
As Amended and Restated on June 6, 2017
THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCE OR REJECTION OF A CHAPTER 11 PLAN OF REORGANIZATION PURSUANT TO THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE. THIS TERM SHEET IS BEING PROVIDED IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ENTITLED TO PROTECTION PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY SIMILAR FEDERAL OR STATE RULE OF EVIDENCE. THE TRANSACTIONS DESCRIBED IN THIS TERM SHEET ARE SUBJECT IN ALL RESPECTS TO, AMONG OTHER THINGS, CONDUCT OF ACCEPTABLE DUE DILIGENCE, OBTAINING REQUIRED INTERNAL APPROVALS, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION AND SATISFACTION OR WAIVER OF THE CONDITIONS PRECEDENT SET FORTH THEREIN AND AS SUCH THIS TERM SHEET IS NOT AN OFFER CAPABLE OF ACCEPTANCE.
NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES OF THE NOTEHOLDERS, THE RBL LENDERS, COMPANY, AND ANY CREDITOR PARTY. THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE DEFINITIVE DOCUMENTS, WHICH REMAIN SUBJECT TO DISCUSSION, NEGOTIATION AND EXECUTION. THIS TERM SHEET AND THE TERMS CONTAINED HEREIN ARE CONFIDENTIAL.

SUMMARY OF PRINCIPAL TERMS
OF POTENTIAL RESTRUCTURING TRANSACTION

This plan term sheet (the “Plan Term Sheet”) sets forth certain key terms of a potential restructuring transaction (the “Transaction”) with respect to the existing debt and other obligations of Vanguard Natural Resources, LLC (“VNR”), and its affiliated companies that are debtors under chapter 11 of the Bankruptcy Code (collectively with VNR, the “VNR Parties” or the “Company”). The Transaction will be effected pursuant to a chapter 11 plan of reorganization (the “Plan”) in the Company’s chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). To effectuate the Transaction, certain holders of Senior Note Claims (the “Ad Hoc Senior Noteholders”), certain holders of Second Lien Note Claims (the “Ad Hoc 2L Noteholders”), and certain RBL Lenders (the “Consenting RBL Lenders”) under the RBL (as defined below) have executed a restructuring support agreement (as amended as of June 6, 2017 and as may be further amended in accordance with its terms, the “RSA”) with the Company, to which this Plan Term Sheet is appended. The Plan will act as (and contain) a global settlement of all claims and causes of actions amongst the relevant parties.
The Transaction will be financed by (i) use of cash collateral; (ii) a fully committed $19.25 million equity investment (the “2L Investment”) pursuant to the Equity Commitment Agreement by certain holders of Second Lien Note Claims (in their capacity as such, the “2L Investors”); (iii)  a $255.75 million rights offering (the “Senior Note Rights Offering”) that is fully backstopped by certain holders of Senior Note Claims (in their capacity as such, the “Senior Note Backstop Parties”), pursuant to the Backstop Commitment Agreement; (iv) the Revolving Facility (as defined below); (v) the Term Facility (as defined below); (vi) the purchase (at par) for cash of $31.25 million in principal amount of the Term Facility by certain Senior Note Backstop Parties; and (vii) the Alternative Term Loan (as hereinafter defined).

Reference is made to the following documents and obligations:

(i)
that certain third Amended and Restated Credit Agreement, dated as of September 30, 2011 (the “RBL” and all claims and obligations arising under or in connection with the RBL, “RBL Claims”), by and among Vanguard Natural Gas, LLC, the lenders from time to time party thereto (the “RBL Lenders”) and Citibank N.A., as administrative agent (the “RBL Agent”).

(ii)
those certain 7.0% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”, and all claims and obligations arising under or in connection with the Second Lien Notes, the “Second Lien Note Claims”) issued under the Indenture dated February 10, 2016, by and among VNR, VNR Finance Corp. and U.S. Bank National Association, as trustee.

(iii)
those certain 7.875% Senior Notes due 2020 (the “2020 Notes”, and all claims and obligations arising under or in connection with the 2020 Notes, the “2020 Note Claims”) issued under the Indenture dated April 4, 2012, by and among VNR, VNR Finance Corp. and U.S. Bank National Association, as trustee.

(iv)
those certain 8 3/8% Senior Notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Senior Notes”, and all claims and obligations arising under or in connection with the 2019 Notes, the “2019 Note Claims” and together with the 2020 Note Claims, the “Senior Note Claims”) issued under the Indenture dated as of May 27, 2011, among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp. and U.S. Bank National Association, as trustee.

(v)	those asserted claims or other related assertions of a property or similar interest in property of a Debtor’s estate asserted by Encana Oil & Gas (USA) Inc. (the “Encana Claims”).

TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

The below summarizes the treatment to be received on or as soon as practicable after the Plan Effective Date (as defined below) by holders of claims against, and interests in, the Company pursuant to the Plan.

Administrative, Priority, and Tax Claims	Allowed administrative, priority, and tax claims will be satisfied in full, in cash, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

RBL Claims
RBL Claims shall be allowed in the aggregate principal amount of $1,248,945,000.00 plus (x) any accrued and unpaid interest (whether pre or post Petition Date) at the non-default rate provided in the RBL through and including the Effective Date (the “Credit Agreement Interest”), and (y) all unpaid pre and post Petition Date fees, expenses, and other charges (including professional fees and expenses) provided for in the RBL (the “Credit Agreement Fees and Expenses”).  Each holder of an Allowed RBL Claim shall receive its pro rata share of: (a) cash in the amount of the Credit Agreement Interest plus (b) cash in the amount of its pro rata share of the net cash proceeds of the sale of certain oil and gas assets in Glasscock County, Texas (the “Glasscock Sale Proceeds”). In addition, each RBL Lender shall receive (at its election) treatment under either Option 1 or Option 2 below:

Option 1: Each RBL Lender that elects on its ballot (or does not vote and/or fails to make any election on such ballot and is deemed to elect) Option 1 shall also receive its Option 1 Pro Rata Share of:

a.    the Lender Paydown (as defined below);
b.    the aggregate commitments under the Revolving Facility (as defined below); and
c.    the RBL Lenders’ share of the Term Facility A (as defined below); or

Option 2: Each RBL Lender that affirmatively elects on its ballot Option 2 shall also receive its Option 2 Pro Rata Share of the Alternative Term Loan (as defined below). In addition, all Credit Agreement Fees and Expenses shall be paid on the Plan Effective Date.

The Debtors’ cash on hand on and after the Plan Effective Date shall be subject to, among other things, the anti-hoarding covenant in the Revolving Facility.

For purposes hereof, the following terms are defined as follows:

“Option 1 Pro Rata Share” means the proportion that the amount of an RBL Claim held by an RBL Lender that elects Option 1 bears to the aggregate amount of the RBL Claims held by all the RBL Lenders that elect Option 1.

“Lender Paydown” means $305,195,000 in cash: (a) minus the amount of any Glasscock Sale Proceeds paid to the holders of RBL Claims on account thereof on or prior to the Effective Date (such $305,195,000, as the same may be so reduced, the “Net Cash Payment”); and (b) minus (i) the aggregate amount of the Net Cash Payment the Option 2 RBL Lenders would have received had all such RBL Lenders elected Option 1 and (ii) the amount of $31,250,000 in cash actually received by the RBL Agent under the RBL for the purchase of $31,250,000 in principal amount of Term Facility A by certain Senior Note Backstop Parties on the Effective Date, which $31,250,000 shall be retained by the RBL Lenders that have elected Option 1.

“Option 2 Pro Rata Share” means the proportion that the amount of an RBL Claim held by an RBL Lender that elects Option 2 bears to the aggregate amount of the RBL Claims held by all the RBL Lenders that elect Option 2.

“Revolving Facility” means the Revolving Facility to be entered into on the Plan Effective Date by the RBL Lenders that have elected Option 1, having the terms set forth on Annex A to this Plan Term Sheet. It is understood that if all RBL Lenders elect Option 1, the Revolving Facility shall be in the aggregate committed amount of $850 million, which amount shall be deemed fully drawn as of the Plan Effective Date (prior to giving effect to any mandatory prepayments on account of the anti-hoarding covenant in the Revolving Facility), and if any RBL Lenders elect Option 2, such $850 million amount shall be reduced dollar for dollar by the commitment that would otherwise have been attributable to such Option 2 RBL Lenders had they elected Option 1.

“Term Facility A” means the Term Facility to be entered into on the Plan Effective Date by the RBL Lenders that have elected Option 1, having the terms set forth on Annex A to this Plan Term Sheet. It is understood that if all RBL Lenders elect Option 1, the principal amount of the Term Facility A shall be in the aggregate amount of $125 million, and if any RBL Lenders elect Option 2, such $125 million amount shall be reduced dollar for dollar by the amount of such $125 million that would otherwise have been attributable to Option 2 RBL Lenders had they elected Option 1. Contemporaneously with the issuance of the Term Facility A, certain Consenting Senior Note Holders will, pursuant to the Backstop Commitment Agreement, purchase in cash, and the RBL Lenders that have elected Option 1 will sell, $31.25 million in principal amount of Term Facility A, at par, based on their Option 1 Pro Rata Share; provided, however, that such $31.25 million in principal amount of Term Facility A to be purchased shall not be subject to any reduction for the RBL Lenders, if any, that elect Option 2 or otherwise.

“Alternative Term Loan” shall mean the Alternative Term Loan to be received by the Option 2 RBL Lenders having the terms set forth on Annex B to this Plan Term Sheet or as set forth in the Plan Supplement. The Alternative Term Loan shall be in the aggregate principal amount of the sum of (a) the Lender Paydown, (b) the Revolving Facility commitment, and (c) the portion of the Term Facility A in each case the Option 2 RBL Lenders would have received under the Plan had they elected Option 1.

Second Lien Note Claims
Allowed Second Lien Notes Claims will receive new notes in the current principal amount (approximately $75,600,000) plus the amount of accrued but unpaid interest at the non-default rate through the Plan Effective Date, which new notes shall be substantially similar to the current Second Lien Notes but providing a 12 month later maturity and a 200 basis point increase to the interest rate.

Senior Note Claims
Each holder of an allowed Senior Note Claim shall receive (a) its pro rata share of 97% of the ownership interests in reorganized VNR Finance Corp. (the “New Equity Interests”), subject to dilution by the Senior Note Rights Offering, 2L Investment, the GUC Rights Offering, distributions from the GUC Equity Pool, the Backstop Fee, New Equity Interests issuable upon exercise of the new warrants by Preferred Equity and Common Equity (the “Warrant Equity”), the Management Incentive Plan, and New Equity Interests issued to Encana, as set forth herein (following dilution by the Senior Note Rights Offering, the 2L Investment, GUC Equity Pool (assuming that the GUC Equity Pool is fully utilized) and Backstop Fee (but prior to dilution by the GUC Rights Offering, Warrant Equity, the New Equity Interests issued to Encana, and the Management Incentive Plan) such interests will equal 3.4% of the New Equity Interests) and (b) the opportunity to participate in the Senior Note Rights Offering.

General Unsecured Claims
Allowed General Unsecured Claims other than Encana Claims may elect to either (i) participate in the general unsecured claim cash pool (the “GUC Cash Pool”) or (ii) receive (x) their pro rata share of the general unsecured creditor equity pool (the “GUC Equity Pool”) and (y) for certain holders of Allowed General Unsecured Claims (the “GUC Eligible Holders”), the opportunity to participate in a rights offering (the “GUC Rights Offering”). The GUC Cash Pool will consist of $3.75 million in cash, and holders of Allowed General Unsecured Claims that elect to participate in the GUC Cash Pool will receive cash equal to 12% of the amount of their Allowed General Unsecured Claim upon the Allowance of such Claim; provided, however, that if the GUC Cash Pool has been exhausted, Holders of Allowed General Unsecured Claims will no longer be able to elect to participate in the GUC Cash Pool, and all such Holders will receive their pro rata share of the GUC Equity Pool and, for such Holders that are also GUC Eligible Holders, the opportunity to participate in the GUC Rights Offering. The GUC Equity Pool will consist of a number of New Equity Interests (subject to dilution by (a) the Warrant Equity, (b) the Management Incentive Plan, (c) the GUC Rights Offering, and (d) New Equity Interests issued to Encana) equal to (x) 0.00000000628571% multiplied by (y) the total amount of Allowed General Unsecured Claims multiplied by (z) the number of New Equity Interests as of the Effective Date; provided that in no event shall the GUC Equity Pool exceed 0.22% of the New Equity Interests as of the Effective Date.

Encana Claims
Encana Claims will not be allowed except as provided by a non-appealable order of the Bankruptcy Court (“Allowed Encana Claims”). Allowed Encana Claims shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for the Encana Claims, (a) New Common Stock at the same rate as holders of General Unsecured Claims and (b) the opportunity to participate in the GUC Rights Offering.

Trade Claims	Trade claims of up to $3,000,000 may be unimpaired.

Intercompany Claims
Intercompany claims shall be reinstated, compromised, or cancelled, at the option of the relevant holder of such claims with the reasonable consent of the Required Consenting Senior Note Holders and the Required Consenting RBL Lenders.

Preferred Equity
If Plan is accepted by the classes of General Unsecured Claims and Preferred Equity and subject to all other restructuring terms being agreed to in a manner acceptable to the Company, the Required Consenting Senior Note Holders, and the Required Consenting RBL Lenders, holders of Preferred Equity will receive (unless such holder elects to waive such distribution) their pro rata share of (a) 3% of the New Equity Interests (subject to dilution by the Senior Notes Rights Offering, the 2L Investment, the GUC Rights Offering, distributions from the GUC Equity Pool, the Warrant Equity, the Management Incentive Plan, the Backstop Fee, and the New Equity Interests issued to Encana) and (b) 3-year warrants for 3% of the New Equity Interests (subject to dilution by the Management Incentive Plan) exercisable at a TEV to be calculated based on actual net debt, plus Allowed General Unsecured Claims (including rejection damage claims) and administrative expense claims, each as determined as of the Plan Effective Date without giving effect to the Senior Notes Rights Offering, the Senior Notes Backstop, the GUC Rights Offering, or the 2L Investment. If the Plan is not so accepted, holders of Preferred Equity will receive no distribution and the 3% of New Equity Interests and 3-year warrants will not be issued. In any case, their Preferred Equity interests will be cancelled.

Common Equity
If Plan is accepted by the classes of General Unsecured Claims, Preferred Equity, and Common Equity and subject to all other restructuring terms being agreed to in a manner acceptable to the Company, the Required Consenting Senior Note Holders, and the Required Consenting RBL Lenders, holders of Common Equity will receive (unless such holder elects to waive such distribution) their pro rata share of 3-year warrants for 3% of the New Equity Interests (subject to dilution by the Management Incentive Plan) exercisable at a TEV to be calculated based on actual net debt, plus Allowed General Unsecured Claims (including rejection damage claims), administrative expense claims, and the liquidation preference of the Preferred Equity, each as determined as of the Plan Effective Date without giving effect to the Senior Notes Rights Offering, the Senior Note Backstop, the GUC Rights Offering, or the 2L Investment. If the Plan is not so accepted, holders of Common Equity will receive no distribution and their share of 3-year warrants will not be issued. In any case, their Common Equity interests will be cancelled.

RIGHTS OFFERING

Senior Notes Rights Offering
The Plan will provide for a $255.75 million rights offering to purchase New Equity Interests (the “Senior Note Rights Offering Shares”) at a 25% discount to plan value (based on a total enterprise value of $1.425 billion and consideration of net excess cash ($45 million) in calculation of such plan equity value) to holders of Senior Note Claims (of which $127.875 million shall be reserved for the Senior Note Backstop Parties and the remaining $127.875 million will be offered pro rata to all holders of Senior Note Claims subject to compliance with applicable securities laws). The Senior Note Rights Offering Shares equal 84.8% of the New Equity Interests, subject to dilution by the GUC Rights Offering, Warrant Equity and the Management Incentive Plan, and the New Equity Interests issued to Encana.

Senior Note Backstop
The Senior Note Backstop Parties have executed the Backstop Agreement whereby they have agreed to fully backstop the Senior Notes Rights Offering and purchase any unsubscribed Senior Note Rights Offering Shares in exchange for an aggregate backstop fee payable in fully-diluted New Equity Interests in an amount equal to 6% of the Senior Note Rights Offering Shares (the “Backstop Fee”).

2L Investment
The Plan will provide for the 2L Investors to purchase (and the 2L Investors have committed to purchase) $19.25 million in New Equity Interests (the “2L Investment Shares”) at a 25% discount to plan value (based on a total enterprise value of $1.425 billion and consideration of net excess cash ($45 million) in calculation of such plan equity value). There will be no additional fee payable to the 2L Investors in connection with this fully committed purchase. The 2L Investment Shares equal 6.4% of the New Equity Interests, subject to dilution by the Management Incentive Plan, the Warrant Equity, the GUC Rights Offering, and the New Equity Interests issued to Encana.

GUC Rights Offering
New Common Stock on on account of the GUC Rights Offering shall only be issued to Holders of Allowed Claims. Holders of Allowed General Unsecured Claims, Disputed General Unsecured Claims, Allowed Encana Claims, or Disputed Encana Claims (in each case that are otherwise eligible to participate in the GUC Rights Offering) that wish to participate in the GUC Rights Offering must subscribe and deposit their purchase price prior to the subscription deadline set forth in the GUC Rights Offering Procedures (which shall be prior to the Effective Date). No New Common Stock on account of the GUC Rights Offering (or New Common Stock from the GUC Equity Pool) shall be issued until such time as all Disputed General Unsecured Claims or Disputed Encana Claims, as applicable, have been resolved. If the Holder of a Disputed Claim subscribed for a greater number of GUC Rights Offering Shares than their Allowed Claim would entitle them to subscribe for, their subscription shall be deemed reduced and any excess deposit returned to them in accordance with the GUC Rights Offering Procedures. The GUC Rights Offering will not be backstopped, and the New Common Stock issued on account of the GUC Rights Offering shall be in addition to the Senior Notes Rights Offering Shares.

OTHER TERMS OF THE TRANSACTION

DIP	If applicable, any Final DIP Order shall be subject to the documentation principles set forth in paragraph 3 of the RSA but in any event not inconsistent with this Plan Term Sheet and the RSA.

Tax Issues
The Plan and the corporate form of reorganized VNR and reorganized VNR Finance Corp. shall be structured to achieve a tax efficient structure, in a manner acceptable to the Company, the Required Consenting Senior Note Holders, and the Required Consenting RBL Lenders.

Corporate Governance
The terms and conditions of the new corporate governance documents of the reorganized Company (including the bylaws and certificates of incorporation or similar documents, among other governance documents, and an equityholders agreement if desired by the Required Consenting Senior Note Holders) shall be subject to all applicable consent and approval rights in the RSA to the extent set forth therein.

Board of Directors	The initial directors of the New Board shall consist of 5 directors selected by the Required Consenting Senior Note Holders, and 2 members of current management selected by current management.
Management Incentive Plan	10% of the New Equity Interests will be reserved for a management incentive plan (the “Management Incentive Plan”), the form, terms, allocation, and vesting to be determined by the New Board.
Releases & Exculpation
The Plan and Confirmation Order will contain customary mutual releases and exculpation provisions, including releases from and for the benefit of the Ad Hoc Senior Noteholders, Indenture Trustees, the Ad Hoc 2L Noteholders, the Senior Note Backstop Parties, the RBL Lenders, the RBL Agent, and the 2L Investors.

Injunction & Discharge	The Plan and Confirmation Order will contain customary injunction and discharge provisions.
Cancellation of Instruments, Certificates, and Other Documents
On the Plan Effective Date, except to the extent otherwise provided herein or in the Plan, all instruments, certificates, and other documents evidencing debt of or equity interests in VNR and its subsidiaries shall be cancelled, and the obligations of VNR and its subsidiaries thereunder, or in any way related thereto, shall be discharged.

Registration Rights	To be determined by the Required Consenting Senior Note Holders.
SEC Reporting	To be determined by the Required Consenting Senior Note Holders.
Plan Effective Date	The effective date of the Plan, on which the Transaction shall be fully consummated in accordance with the terms and conditions of the Definitive Documents (the “Plan Effective Date”).
Definitive Documents
All Definitive Documents (including the Plan, disclosure statement, confirmation order, and plan supplement documents) will be subject to the documentation principles set forth in paragraph 3 of the RSA.

Conditions to Plan Effectiveness
The Plan shall contain customary conditions precedent (which shall be satisfactory to the Company, the Required Consenting Senior Note Holders, and the Required Consenting RBL Lenders) to confirmation of the Plan and occurrence of the Plan Effective Date, some of which may be waived in writing by agreement of the Company, the Required Consenting Senior Note Holders, and the Required Consenting RBL Lenders. The conditions precedent to the Plan Effective Date shall include, among other things, that the Debtors have received net cash proceeds in an amount not less than $75 million from the sale of their assets and properties in Glasscock County, Texas.

Hedging
The Company shall use commercially reasonable efforts to implement a comprehensive hedging program during the bankruptcy and after emergence for no less than 80% of the Company's projected production from its proved, developed and producing reserves through calendar year 2018, not less than  60% of the Company's projected production from its proved, developed, and producing reserves through calendar year 2019 and not less than 40% of the Company's projected production from its proved, developed, and producing reserves through calendar year 2020, in each case, with certain RBL Lenders (or affiliates of RBL Lenders) willing to provide the same (the “Participating RBL Lenders”).  The Company will file a motion (the “Hedge Motion”) seeking approval of an order (the “Hedge Order” approving entry into the hedge program and approving an agreed form master agreement (the “ISDA”) governing the terms of such hedging swaps.  The terms of the hedging program, the Hedge Motion, ISDA, and the Hedge Order shall be in form and substance reasonably satisfactory to, in the case of hedging programs provided by Participating RBL Lenders, the Participating RBL Lenders and, in the case of hedging programs provided by third parties, such third parties and otherwise subject to the documentation principles set forth in paragraph 3 of the RSA.

Milestones	As set forth in the RSA.
Fees and Expenses
All reasonable fees and expenses of the Senior Notes indenture trustees, Ad Hoc Senior Noteholders, and Senior Note Backstop Parties (including their respective counsel and financial advisors) to be paid in full as provided in the Backstop Agreement. All reasonable fees and expenses of one counsel and one financial advisor to the Ad Hoc 2L Noteholders and the 2L Investors (collectively) to be paid in full whether incurred before or after execution of the RSA, provided that payment (but not accrual) of the advisors to the Ad Hoc 2L Noteholders and the 2L Investors prior to the effective date of the Plan will be subject to Bankruptcy Court approval. The fees and expenses of the RBL Agent and holders of RBL Claims shall be paid as provided for in the Interim Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, and 507, Bankruptcy Rules 2002, 4001, and 9014, and Local Bankruptcy Rules 2002-1, 4001-1(b), 4002-1(i), and 9013-1 (I) Authorizing the Debtors to (A) Obtain Postpetition Senior Secured Superpriority Financing and (B) Use Cash Collateral, (II) Granting Adequate Protection to Prepetition Secured Parties, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief [Docket No. 63] entered by the Bankruptcy Court on February 2, 2017 (the “Interim DIP Order”), regardless of whether such order remains in effect.

Governing Law
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws that would require or permit the application of the law of another jurisdiction, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Company or the reorganized Company, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Company or reorganized Company, as applicable.

FIRST AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT AND EQUITY INVESTMENT AGREEMENT, AND RESTRUCTURING SUPPORT AGREEMENT

This FIRST AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT AND EQUITY INVESTMENT AGREEMENT AND RESTRUCTURING SUPPORT AGREEMENT (this "Amendment") is made and entered into as of June 6, 2017, by and among Vanguard Natural Resources, LLC, a Delaware limited liability company and the ultimate parent of each of the other Debtors (as a debtor in possession and a reorganized debtor, as applicable, the "Company"), on behalf ofitself and the other Debtors, on the one hand, and the parties set forth on Schedule 1 hereto (collectively, the "Amending Commitment Parties" and, together with the Company, the "Amendment Parties").

WHEREAS, reference is made to the Restructuring Supp01i Agreement, effective as of February 1, 2017 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "RSA") by and among the Company and the Restructuring Support Parties thereto;

WHEREAS, on February 1, 2017, the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court");

WHEREAS, Commitment Parties entered into that certain Backstop Commitment and Equity Investment Agreement, dated as of February 24, 2017 with the Company (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "BCA");

WHEREAS, the Amending Commitment Parties hold at least two-thirds of the aggregate Rights Offering Backstop Commitments, and constitute the Required Consenting Senior Note Holders;

WHEREAS, the Amending Parties wish to amend the BCA and the RSA; and

WHEREAS, certain holders of RBL Facility Claims (the "Consenting RBL Lenders") have indicated that they wish to join the RSA as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Amendment Parties hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in the BCA.

2.
Amendment. The RSA and BCA shall, upon the receipt ofjoinders to the RSA executed by Consenting RBL Lenders holding more than 66 2/3s of the RBL Facility Claims, be amended and replaced in their entirety with the documents attached hereto as Exhibit 1 and Exhibit 2, respectively.

3.
Amending Creditors' Representations and Warranties. Each undersigned Amending Commitment Party, severally but not jointly, represents, warrants, and acknowledges that (i) such Amending Commitment Party has the power and authority to execute, deliver, and perfonn its obligations under this Amendment, and to consummate the transactions contemplated herein, (ii) the execution, delive1y, and performance by such Amending Commitment Party under this Amendment and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Amending Commitment Party, and (iii) this Amendment has been duly executed and delivered by the Amending Commitment Party and constitutes the legal, valid, and binding agreement of such Amending Commitment Party and is enforceable against such Amending Commitment Party in accordance with its terms, except that such enforceability against the undersigned Amending Commitment Party may be limited by bankruptcy, in insolvency or other similar laws of general applicability affecting the enforcement of creditors rights generally and by a court's discretion in relation to equitable remedies.

4.
Company's Representations and Warranties. The Company hereby represents, waiTants, and acknowledges that (i) the Company has the power and authority to execute, deliver, and perf01m its obligations under this Amendment, and to consummate the transactions contemplated herein, (ii) the execution, delivery, and performance by the Company under this Amendment and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Company and (iii) this Amendment has been duly executed and delivered by the Company and constitutes the legal, valid, and binding agreement of the Company and is enforceable against the Company in accordance with its te1ms, except that such enforceability against the undersigned Amending Commitment Party may be limited by bankruptcy, in insolvency or other similar laws of general applicability affecting the enforcement of creditors rights generally and by a court's discretion in relation to equitable remedies.

5.	Other Miscellaneous Items. The provisions of Article X (General Provisions) of the BCA shall apply mutatis mutandis to this Amendment.

[Signature Pages Follow]

IN    WITNESS    WHEREOF,    the    Amending    Parties    have    caused    this    FIRST AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT AND RESTRUCTURING
SUPPORT AGREEMENT to be duly executed as of the date above written.
VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith Name: Scott W. Smith
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONTRARIAN CAPITAL FUND I, L.P.
By: Contrarian Capital Management, L.L.C., its
Investment Manager

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CCM PENSION-A, L.L.C.
By: Contrarian Capital Management, L.L.C., its
Authorized Signatory

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CCM PENSION-B, L.L.C.
By: Contrarian Capital Management, L.L.C., its Authorized Signatory

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONTRARIAN DOME DU GOUTER MASTER FUND, LP
By: Contrarian Capital Management, L.L.C., its Investment Manager

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONTRARIAN CENTRE STREET PARTNERSHIP, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONTRARIAN OPPORTUNITY FUND, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONTRARIAN CAPITAL SENIOR
SECURED, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONTRARIAN CAPITAL TRADE
CLAIMS, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONTRARIAN ADVANTAGE-B, LP
By: Contrarian Capital Management, L.L.C., as General Partner

By: /s/ Janice M. Stanton
Name: Janice M. Stanton
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

J.H. Lane Partners, LP

By: /s/ Haskel Ginsberg
Name: Haskel Ginsberg
Title: CFO

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

J.P. Morgan Securities LLC, with respect to only its Credit Trading group

By: /s/ Jeffrey Panzo
Name: Jeffrey Panzo
Title: Attorney-In-Fact

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Latigo Partners, L.P.

By: /s/ Ben Cohn
Name: Ben Cohn
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Marathon Asset Management, LP, solely on behalf of certain of its affiliated funds and managed accounts

By: /s/ Daniel Lalli
Name: Daniel Lalli
Title: Authorized Signatory

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Monarch Alternative Capital LP, on behalf of certain of its advisory clients and related entities

By: /s/ Michael A. Weinstock
Name: Michael A. Weinstock
Title: Chief Executive Officer

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Morgan Stanley & Co., LLC, on behalf of its New York Distressed Debt Trading Desk and not any of its other trading desks or business units, or those of its affiliates

By: /s/ Rich Vandermass
Name: Rich Vandermass
Title: Managing Director

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ARISTEIA CAPITAL, L.L.C.

By: /s/ Andrew B. David
Name: Andrew B. David
Title: Chief Operating Officer

By: /s/ Robert H. Lynch, Jr.
Name: Robert H. Lynch, Jr.
Title: Manager

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Cross Sound Management LLC, as investment advisor for the Cross Sound Distressed Opportunities Fund, L.P.

By: /s/ Helen Lovely Francis
Name: Helen Lovely Francis
Title: Chief Operating Officer

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

[First Ballantyne LLC and Affiliates]

By: /s/ Michael D. Johnson
Name: Michael D. Johnson
Title: Research Analyst

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Sierra Pacific Securities, LLC.

By: /s/ Erin Lankowsky
Name: Erin Lankowsky
Title: Co-President

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

WHITEBOX MULTI-STRATEGY PARTNERS, LP,

By: /s/ Mark Strefling
Name: Mark Strefling
Title: COO & General Counsel

WHITEBOX ASYMMETRIC PARTNERS, LP,

By: /s/ Mark Strefling
Name: Mark Strefling
Title: COO & General Counsel

WHITEBOX INSTITUTIONAL PARTNERS, LP,

By: /s/ Mark Strefling
Name: Mark Strefling
Title: COO & General Counsel